Exhibit 10.2

EXECUTION COPY
     AMENDMENT No. 2, dated as of April 29, 2008, (this “Amendment”) to the GOVERNANCE AGREEMENT, dated as of July 30, 2004 (the “Agreement”), among BRITISH AMERICAN TOBACCO p.l.c., a public limited company incorporated under the laws of England and Wales (“BAT”), BROWN & WILLIAMSON HOLDINGS, INC. (f/k/a Brown & Williamson Tobacco Corporation), a Delaware corporation (“B&W”), and REYNOLDS AMERICAN INC., a North Carolina corporation (“Reynolds American”).
          WHEREAS, the Board of Directors of Reynolds American has authorized a share repurchase program (the “Share Repurchase Program”) for the purchase of outstanding shares of common stock of Reynolds American, par value $0.0001 per share, pursuant to which Reynolds American may spend up to $350,000,000 over one year to repurchase shares;
          WHEREAS, B&W and Reynolds American have entered into a share repurchase agreement dated as of April 29, 2008 pursuant to which B&W shall participate in the Share Repurchase Program subject to the terms and conditions set forth therein;
          WHEREAS, the parties desire to enter into this Amendment in order to amend Sections 1.01, 4.01 and 4.03(a) of the Agreement;
          NOW, THEREFORE, the parties hereto agree as follows:
          SECTION 1. Amendment to the Agreement.
          (a) Section 4.01 of the Agreement is hereby amended by replacing such 4.01 in its entirety with the following new Section 4.01:
          “Purchases of Equity Securities. Except for the acquisition of shares of Common Stock pursuant to the Combination Agreement or pursuant to or as contemplated by the Share Repurchase Agreement and subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities. Equity Securities acquired pursuant to this Article IV shall be subject to all of the terms, covenants and conditions of this Agreement.”
          (b) Section 4.03(a) of the Agreement is hereby amended by replacing such Section 4.03(a) in its entirety with the following new Section 4.03(a):
     “(a) during the Standstill Period, the Investor Parties may acquire beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition (other than any acquisition pursuant to or as contemplated by the

Share Repurchase Agreement), B&W’s Percentage Interest would not exceed the Standstill Percentage less the percentage of Voting Power (calculated as of the date of disposition) associated with any Equity Securities disposed of by any Investor Party (other than to another Investor Party or to Reynolds American pursuant to the Share Repurchase Agreement) following the date of this Agreement;
     (c) Section 1.01 of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
          “Share Repurchase Program” means the share repurchase program for the repurchase of outstanding shares of common stock of Reynolds American, par value $0.0001 per share, pursuant to which Reynolds American may spend up to $350,000,000 over one year to repurchase shares;
          “Share Repurchase Agreement” means the Share Repurchase Agreement, dated as of April 29, 2008, between B&W and Reynolds American, pursuant to which B&W shall participate in the Share Repurchase Program subject to the terms and conditions set forth therein, and any other agreement entered into by B&W and Reynolds American which by its terms provides that it shall constitute a “Share Repurchase Agreement” within the meaning of this Agreement;
          SECTION 2. Amendment Part of the Agreement. This Amendment shall be considered to be a part of the Agreement and shall be subject to the provisions thereof, including Article VI thereof (but excluding Section 6.10 thereof). Except as expressly set forth herein, the Agreement shall continue in full force and effect without waiver, modification or amendment.

          IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

BRITISH AMERICAN TOBACCO P.L.C.,

by
/s/ Nicola Snook
Name: Nicola Snook
Title: Company Secretary

BROWN & WILLIAMSON HOLDINGS, INC.,

By
/s/ Timothy J. Hazlett
Name: Timothy J. Hazlett
Title: President

REYNOLDS AMERICAN INC.,

by
/s/ Daniel A. Fawley
Name: Daniel A. Fawley
Title: Senior Vice President and Treasurer
[Signature Page to the Amendment No. 2 to the Governance Agreement]